UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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INFOSPACE, INC.

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On April 26 , 2007, InfoSpace, Inc. issued the following two press releases:

INFOSPACE ANNOUNCES PLAN TO RETURN $200 MILLION TO SHAREHOLDERS THROUGH SPECIAL CASH DIVIDEND

BELLEVUE, Wash. (April 26, 2007) – InfoSpace, Inc. (NASDAQ: INSP) today announced that its Board of Directors has unanimously approved a special one-time cash distribution of approximately $6.30 per share. The special distribution is expected to be paid within the next thirty days. The aggregate total dividend is approximately $200 million based on the total number of shares outstanding at the close of trading on March 30, 2007, which was approximately 31.6 million shares.

The decision to establish a special cash distribution follows a thorough review of InfoSpace’s capital allocation opportunities, as previously authorized by the Board on February 15, 2007.

Among the factors under consideration as part of this review were the appropriate amount of funds to return to shareholders, the most efficient methodology for the distribution, the tax consequences as a result of its net-operating loss carry-forwards (NOLs), as well as the investments needed to support InfoSpace’s continued growth.

“This cash distribution reflects our commitment to enhancing shareholder value and our confidence in the strength of InfoSpace’s cash flows,” said Jim Voelker, Chairman and Chief Executive Officer of InfoSpace. “In addition to providing for a return of capital to shareholders and protecting the value of the Company’s NOLs, this capital allocation program has been carefully structured to ensure that we maintain the financial flexibility necessary to support InfoSpace’s continued innovation and value creation. We look forward to realizing the growth opportunities ahead.”

Credit Suisse is acting as financial advisor to InfoSpace.

At March 31, 2007, InfoSpace’s cash, cash equivalents, and marketable investments totaled approximately $412.9 million. The Company has no debt obligations.

About InfoSpace, Inc.

InfoSpace, Inc. is a leading developer of tools and technologies to help people discover and enjoy content and information—whether on a mobile phone or on the PC. The company’s mobile platform and applications, such as InfoSpace Find It! (www.infospacefindit.com), create programming and sales opportunities for carriers, while satisfying consumer demand for highly relevant mobile functionality and content. InfoSpace uses its proprietary metasearch technology to power a portfolio of branded Web sites, including Dogpile (www.dogpile.com), ranked highest in customer satisfaction by J.D. Powers and Associates, and Zoo (www.zoo.com), a new kid-friendly search engine, and provide private-label search and online directory services to consumers on a global basis. More information can be found at www.infospaceinc.com.

Forward-looking Statements

This release contains forward-looking statements relating to InfoSpace, Inc.’s special cash dividend that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward looking. Forward-looking statements include without limitation statements regarding enhancing stockholder value, the confidence in the strength of InfoSpace’s cash flows, protection of InfoSpace’s net-operating loss carry-forwards (NOLs), maintaining flexibility necessary to support continued innovation and value creation and the realization of growth opportunities. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect InfoSpace’s actual results include general economic, industry and market sector conditions, the progress and costs of the development of our products and services, the timing and extent of market acceptance of those products and services, our dependence on companies to distribute our products and services, the ability to successfully integrate acquired businesses and the successful execution of the Company’s strategic initiatives and restructuring plans, tax consequences as a result of the Company’s NOLs and timing and amount of the special dividend. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in InfoSpace’s most recent Annual Report on Form 10-K and quarterly reports on form 10-Q as filed from time to time, in the section entitled “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. InfoSpace undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

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Contacts:

Stacy Ybarra, InfoSpace 425.709.8127 stacy.ybarra@infospace.com	Dan Katcher / Jamie Moser Joele Frank, Wilkinson Brimmer Katcher 212.355.4449

INFOSPACE AND SANDELL ASSET MANAGEMENT REACH AGREEMENT

BELLEVUE, Wash. (April 26, 2007) – InfoSpace, Inc. (NASDAQ: INSP) and Sandell Asset Management Corp. (“Sandell”), which owns 8.8% of the Company’s outstanding shares, today announced that they have reached an agreement that will avoid a proxy contest at the Company’s 2007 annual meeting of shareholders.

The settlement agreement, which will be incorporated into a report on Form 8-K to be filed by InfoSpace, incorporates several of Sandell’s suggestions, including: Nick Graziano of Sandell Management will be appointed to the Board of Directors immediately and nominated for election by the Board for the annual meeting on May 31, 2007; The Company will return $200 million of capital to shareholders through a special dividend that is expected to be paid within the next 30 days; In addition, the Board will reauthorize its $100 million share repurchase program; and Mr. Graziano will join a committee to evaluate the Company’s strategy to close what the Company believes is a gap between the current price of the Company’s shares and their intrinsic value. Also as part of the settlement, Sandell has agreed to abide by certain standstill provisions through February 2008.

“We are pleased that this matter has been resolved in a manner that serves the best interests of all InfoSpace shareholders,” said Jim Voelker, Chairman and Chief Executive Officer of InfoSpace. “This agreement will enable InfoSpace management to focus its efforts on improving the Company’s operations and avoid a costly and time consuming proxy contest. Also, as evidenced by our decision to implement a special dividend, we are committed to enhancing value for our shareholders. Our recent financial performance in our core business has been strong and we look forward to working with Sandell to build on the restructuring efforts that are underway.”

Thomas Sandell said, “We are pleased that we were able to work constructively and reach an agreement with InfoSpace to avoid a protracted proxy contest and commend the Company’s decision to return $200 million of capital to shareholders. As a member of the Board, Nick will work with the other board members and management to enhance the value of InfoSpace’s attractive assets.”

Nick Graziano is a Managing Director of Sandell Asset Management Corp., an investment manager, and has over 10 years of financial management experience. Previously, Mr. Graziano was an investment analyst with Icahn Associates Corp, the primary investment vehicle of Carl Icahn including Icahn Partners, a multi-billion dollar global hedge fund. Prior to joining Icahn Associates Corp, Mr. Graziano was Vice President in the Investment Banking Department of Thomas Weisel Partners.

About InfoSpace, Inc.

InfoSpace, Inc. is a leading developer of tools and technologies to help people discover and enjoy content and information - whether on a mobile phone or on the PC. The company’s mobile platform and applications, such as InfoSpace Find It! (www.infospacefindit.com), create programming and sales opportunities for carriers, while satisfying consumer demand for highly relevant mobile functionality and content. InfoSpace uses its proprietary metasearch technology to power a portfolio of branded Web sites, including Dogpile (www.dogpile.com), ranked highest in customer satisfaction by J.D. Powers and Associates, and Zoo (www.zoo.com), a new kid-friendly search engine, and provide private-label search and online directory services to consumers on a global basis. More information can be found at www.infospaceinc.com.

About Sandell Asset Management Corp.

Sandell Asset Management Corp. (and affiliated companies), with offices in New York, NY, London and Hong Kong, is a global investment management firm founded by Thomas E. Sandell that focuses on corporate event driven investing worldwide. Sandell often will take an “active involvement” in facilitating financial or organizational improvements that will accrue to the benefit of shareholders.

Forward-looking Statements

This release contains forward-looking statements relating to InfoSpace, Inc.’s settlement agreement with Sandell Asset Management Corp., the appointment of Nick Graziano to the Board of Directors, the return of $200 million of capital to the stockholders through a special dividend, the reauthorization of InfoSpace’s $100 million share repurchase program, and a committee to evaluate InfoSpace’s strategy to close what InfoSpace believes is a gap between the current price of InfoSpace’s shares and their intrinsic value that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward looking. Forward-looking statements include without limitation statements regarding closing the gap between the current price of InfoSpace’s shares and their intrinsic value, improvement of the Company’s operations, repurchase of InfoSpace stock, enhancing stockholder value and our restructuring efforts. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect InfoSpace’s actual results and the price of its shares include general economic, industry and market sector conditions, the progress and costs of the development of our products and services, the timing and extent of market acceptance of those products and services, our dependence on companies to distribute our products and services, the ability to successfully integrate acquired businesses, the successful execution of the Company’s strategic initiatives and restructuring plans, the performance under the agreement with Sandell, the timing of the dividend and the amount and timing of shares repurchased under the repurchase plan . A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in InfoSpace’s most recent Annual Report on Form 10-K and quarterly reports on form 10-Q as filed from time to time, in the section entitled “Risk Factors.” Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. InfoSpace undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

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Contacts:

Stacy Ybarra, InfoSpace 425.709.8127 stacy.ybarra@infospace.com	Dan Katcher / Jamie Moser Joele Frank, Wilkinson Brimmer Katcher 212.355.4449